Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280217

PROSPECTUS

73,263 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 73,263 shares of common stock, par value $0.001 per share, of VolitionRx Limited (the “Company,” “we,” “us,” or “our”), by the selling stockholder named in this prospectus or any post-effective amendment to the registration statement of which this prospectus is a part (collectively with any of such stockholder’s transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “selling stockholder”). The shares of common stock being registered hereunder were issued by us, through our wholly owned subsidiary Belgian Volition SRL, on January 10, 2020 to acquire a Munich, Germany-based epigenetic reagent company, Octamer GmbH, for an aggregate purchase price of €650,000, or approximately $725,000, which consisted of a cash payment of €350,000, or approximately $400,000, and the issuance of the shares of common stock. See the section of this prospectus entitled “Selling Stockholder” for additional information regarding the selling stockholder.

The selling stockholder may offer and sell the shares of our common stock from time to time in a number of different ways and at varying prices, including through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the NYSE American market, at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholder may sell the shares of our common stock directly, or may sell them through brokers or dealers. The selling stockholder is not required to sell any shares of our common stock and there is no assurance that the selling stockholder will sell any or all of the shares of our common stock covered by this prospectus.

We are not offering any shares of our common stock for sale under this prospectus and we will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder. We have agreed to pay all expenses relating to registering these shares of our common stock. The selling stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our common stock.

Our common stock is currently listed on the NYSE American market under the symbol “VNRX.” On June 25, 2024, the last reported sale price of our common stock on the NYSE American market was $0.6651 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares offered by this prospectus, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 6 of this prospectus and the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the selling stockholder may offer and sell the shares of common stock in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices from time to time in one or more offerings as described in this prospectus. We will not receive any of the proceeds from such sales of shares of common stock by the selling stockholder. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of such shares of common stock. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares of common stock, including legal and accounting fees. See the section of this prospectus titled “Plan of Distribution.”

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of the shares of common stock, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

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This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” on page 6 of this prospectus and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “VolitionRx”, “Volition,”, “we”, “us”, and “our” in this prospectus refer to VolitionRx Limited and its wholly owned subsidiaries, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Global Services SRL, Volition Diagnostics UK Limited, Volition America, Inc., and Volition Germany GmbH, and its majority-owned subsidiary Volition Veterinary Diagnostics Development LLC. Our fiscal year ends on December 31st of each calendar year. NucleosomicsTM, Capture-PCRTM and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus or incorporated in this prospectus by reference. Before you decide whether to purchase our securities, you should carefully read this entire prospectus and the applicable prospectus supplement carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

Volition is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by Volition and its subsidiaries are designed to diagnose and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

Our key pillars of focus are:

•	Nu.Q® Vet - cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs - monitoring the immune system to save lives.
•	Nu.Q® Discover - a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer - monitoring disease progression, response to treatment and Minimal Residual Disease.
•	Capture-PCRTM - isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

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The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London, Singapore and Nevada. We now have a team of over 100 dedicated employees, spanning a wide range of disciplines; all united in our mission to improve outcomes for patients.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Issuance of Shares

On January 10, 2020, the Company, through its wholly owned subsidiary Belgian Volition SRL, acquired epigenetic reagent company Octamer GmbH, based in Munich, Germany, for an aggregate purchase price of €650,000, or approximately $725,000, consisting of €350,000, or approximately $400,000, in cash, and the issuance of 73,263 shares of our common stock.

The Offering

Common stock offered by the selling stockholder	73,263 shares.
Securities being offered by the Company	None.
Use of proceeds

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus will be received by the selling stockholder selling such shares.

Terms of this offering

The selling stockholder may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the NYSE American market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. The shares of common stock may be offered and sold or otherwise disposed of by the selling stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices.  See the section entitled “Plan of Distribution” beginning on page 8 of this prospectus.

NYSE American market symbol	VNRX
Risk factors

See the section entitled “Risk Factors” beginning on page 6 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of common stock previously issued to the selling stockholder. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. For more information, see the information included under the heading “Where You Can Find More Information.” Please also read carefully the following section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate(s),” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions (although not all forward-looking statements contain these words).

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus and in any accompanying prospectus supplement relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus and any accompanying prospectus supplement.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus and page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as those described in the other documents we file with the SEC. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include, but are not limited to:

•	Our inability to generate any significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;
•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus, as well as in our other filings with the SEC.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

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USE OF PROCEEDS

               The selling stockholder will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus.

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SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder or their transferees, pledgees, assignees, distributees, donees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 73,263 shares of our common stock. The table below presents information regarding the selling stockholder, the shares of common stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of common stock the selling stockholder will own assuming all of the shares covered by this prospectus are sold by such selling stockholder.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

The information in the table is based on 82,928,314 shares outstanding as of June 24, 2024 and was prepared based on information supplied to us by the selling stockholder and upon information in our possession. Information concerning the selling stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The selling stockholder is not required to sell any shares of our common stock and there is no assurance that the selling stockholder will sell any or all of the shares of our common stock covered by this prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Adrian Schomburg(2)	73,263	*	73,263	0	0%

*	Less than one percent (1%).

(1)

Assumes all the shares offered hereby are sold by the selling stockholder, such sales are to persons who are not affiliates of the selling stockholder, and the selling stockholder does not acquire beneficial ownership of any other shares of our common stock prior to completion of the offering .

(2)

Dr. Schomburg’s beneficial ownership consists of direct ownership of 73,263 shares of common stock, all of which are being offered pursuant to this prospectus. Between January 1, 2020 and December 2, 2022, Dr. Schomburg served as Managing Director of our subsidiary, Volition Germany GmbH.

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PLAN OF DISTRIBUTION

The selling stockholder, including their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all of their own legal fees, underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus.

The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that they are allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

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purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;
•	short sales or transactions to cover short sales relating to the shares of common stock;
•	one or more exchanges or over-the-counter market transactions;
•

through distribution by a selling stockholder or its successors-in-interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	privately negotiated transactions;
•	the writing of options, whether the options are listed on an options exchange or otherwise;
•	distributions to creditors and equity holders of a selling stockholder; and
•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of their common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

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The selling stockholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of shares of common stock offered;
•	the price of such common stock;
•	the proceeds to the applicable selling stockholder from the sale of such common stock;
•	the names of the underwriters or agents, if any;
•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and
•	any discounts or concessions allowed or paid to dealers.

The selling stockholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase common stock from the selling stockholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholder may be deemed to be “underwriters” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied in accordance with Rule 153 under the Securities Act.

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We or the selling stockholder may agree to indemnify each other, any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or his affiliates in the ordinary course of business.

The selling stockholder will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of common stock under this prospectus, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE American market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed on by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, our independent registered public accountant, given upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 25, 2024;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on May 13, 2024;
•	our Current Reports on Form 8-K as filed with the SEC on January 2, 2024, March 19, 2024 and April 26, 2024; and
•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020, and any other amendments or reports filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus.  We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, by telephone at +1 (646) 650-1351 or by email at notice@volition.com. These documents are also available free of charge through the “Investors” section on our website at www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. As permitted by the SEC rules and regulations, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information electronically with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 are available through the SEC’s website at www.sec.gov.

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73,263 Shares of Common Stock

PROSPECTUS

June 25, 2024